Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  December 28, 2009

Spine Pain Management, Inc.
(Formerly “Versa Card, Inc.”)
(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 816-7303
(Registrant’s telephone number)

ITEM 8.01	OTHER EVENTS.

On December 28, 2009, the Board of Directors of Spine Pain Management, Inc. (the “Company”) executed a Consent to Action in lieu of a special meeting, whereby the Company approved the conversion of $349,400 of outstanding debt owed by the Company to William Donovan, M.D., the Company’s Chief Executive Officer, into shares of the Company’s common stock.  The Company owed this outstanding debt to Dr. Donovan in connection with funds Dr. Donovan advanced to the Company from September 2009 to December 2009 for its spine injury treatment operations.  The Consent to Action provided for the conversion of the outstanding debt into shares of the Company’s common stock at the conversion price of $.6988 per share and thus the issuance to Dr. Donovan of 500,000 restricted shares of common stock as full satisfaction of the outstanding debt.

In the Consent to Action, the Board of Directors also approved the appointment of John A. Talamas as Director of Clinic Operations of the Company and the reissuance to Mr. Talamas of 500,000 restricted shares of common stock as consideration for his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: January 14, 2010	Chief Executive Officer